Exhibit 99

  The Middleton Doll Company Reports Fourth Quarter and 2005 Results

    PEWAUKEE, Wis.--(BUSINESS WIRE)--Feb. 22, 2006--The Middleton Doll Company (OTCBB:DOLL) today reported consolidated net income of $203,586 or $0.05 per diluted share for the fourth quarter ended December 31, 2005, compared to a consolidated net loss of $2,369,720 or $0.64 per diluted share for the fourth quarter of 2004. The results for the fourth quarter of 2004 include a non-cash charge of $2.69 million or $0.72 per diluted share to income tax expense for the write-off of deferred income tax assets in the company's consumer products segment. For the fourth quarter of 2005, the company's consumer products segment reported a net loss of $251,616 and the financial services segment reported a profit of $455,202.
    For the full year, the company reported a net loss of $1,554,602 or $0.42 per diluted share, compared to a loss of $3,760,476 or $1.01 per diluted share in 2004, including the non-cash charge in the fourth quarter of 2004. For 2005, the consumer products segment reported a net loss of $2,969,985, and the financial services segment reported net income of $1,415,383 for the year.
    Salvatore L. Bando, president and chief executive officer of The Middleton Doll Company, said 2005 sales in the consumer products segment were affected by continued declines in sales through the retail dealer channel and a large holiday shipment of play dolls to a major national retailer in 2004 that did not reoccur in 2005. He noted that 2005 operating expenses included a non-recurring expense of approximately $180,000 in the consumer products segment related to remaining lease payments on a former warehouse in Columbus, Ohio. "Excluding the non-recurring expense, we continued to make good progress in reducing operating expenses during the year," said Bando.
    "Our Lee Middleton Original Dolls subsidiary opened 25 Newborn Nursery(R) boutiques within selected Saks Department Store Group stores and Belk, Inc. stores in 2005. We ended the year with a total of 33 Newborn Nursery boutiques, compared to eight at the end of 2004," said Kenneth A. Werner, Jr., president of the company's consumer products segment.
    "In the financial services segment, interest on loans and rental income continued to decline as we move forward with the planned liquidation of this subsidiary. Our 2005 results benefited from gains on the sale of property as part of this liquidation," said Bando.
    "In 2006, we will continue our focus on increasing sales in our consumer products segment and reducing overall operating expenses. Steps taken to reduce expenses in 2005 that will benefit the company in 2006 include a reduction of approximately $665,000 in lease expenses for our former warehouse, showroom and offices. We also expect to realize annualized cost savings from the downsizing of the workforce in response to business conditions," said Bando.
    "Our new management team has a strong base of experience in consumer products and finance. Although they have been in place for only a few months, they have already begun to make progress in achieving our objectives," added Bando.
    The Middleton Doll Company currently operates in two segments, consumer products and financial services. The company's consumer products segment is comprised of Lee Middleton Dolls, Inc., a designer and marketer of lifelike collectible and play dolls, and License Products, Inc., a designer and marketer of clocks and home decor products that are sold to major national retailers. The company's financial services segment is comprised primarily of the lending and real estate leasing business of its former subsidiary, Bando McGlocklin Small Business Lending Corporation, now owned by Lee Middleton Original Dolls.

    This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the company's management and on information currently available to management, are generally identifiable by the use of words such as "believe," "expect," "anticipate," "plan," "intend," "estimate," "may," "will," "would," "could," "should," or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the company undertakes no obligation to update any statement in light of new information or future events. A number of factors, many of which are beyond the ability of the company to control or predict, could cause actual results to differ materially from those in its forward-looking statements. These factors include: the inability of InvestorsBank to fulfill its obligations under the asset purchase agreement; the default in payment of loans anticipated to mature and be paid prior to June 30, 2006; the inability of debtors to refinance loans expected to be refinanced prior to June 30, 2006; the proceeds to be generated upon the sale of leased real properties, which depends upon a variety of factors, such as competition, real estate conditions, interest rates and availability of tenants.

    The Middleton Doll Company news releases are available on-line 24 hours a day at: http://www.middletondollcompany.com


                      The Middleton Doll Company
                             (OTCBB:DOLL)
                              (Unaudited)

                      Three months ended            Year ended
                          December 31               December 31
                   ------------------------- -------------------------
                      2005         2004         2005         2004
                   ------------ ------------ ------------ ------------
STATEMENTS OF
 OPERATIONS BY
 SEGMENT
--------------
Consumer Products:
Net sales           $5,008,782   $5,554,410  $14,328,082  $15,945,860
Cost of sales        3,586,201    3,479,774    9,233,667   10,200,025
                   ------------ ------------ ------------ ------------
 Gross profit        1,422,581    2,074,636    5,094,415    5,745,835
Other expenses
 (income):
  Operating
   expenses          1,461,412    1,777,672    7,259,449    6,873,272
  Interest/rental
   expense to
   parent              314,515      195,411    1,051,272      769,319
  Other expense
   (income)           (101,730)     (65,759)    (246,321)     (89,553)
  Income tax
   expense
   (benefit)                 -    2,685,224            -    2,685,224
  Minority interest
   in earnings of
   subsidiary                -       (9,256)           -      (28,786)
                   ------------ ------------ ------------ ------------
    Total other
     expenses        1,674,197    4,583,292    8,064,400   10,209,476

Net income (loss)    $(251,616) $(2,508,656) $(2,969,985) $(4,463,641)
                   ============ ============ ============ ============
Financial Services:
Net rental/interest
 income:
 Interest on loans    $435,339     $516,674   $1,717,316   $2,244,411
 Rental income         316,583      718,395    1,796,937    3,004,701
 Interest/rental
  income from
  subsidiary           314,515      195,411    1,051,272      769,319
 Interest expense     (441,425)    (548,902)  (1,769,736)  (2,113,731)
                   ------------ ------------ ------------ ------------
   Total net
    rental/interest
    income             625,012      881,578    2,795,789    3,904,700
Other income:
 Other income           10,444        7,546       38,826       70,608
 Gain on sale of
  property             745,472      228,428    1,779,964      309,718
                   ------------ ------------ ------------ ------------
    Total other
     income            755,916      235,974    1,818,790      380,326
Other expenses:
 Depreciation
  expense on leased
  properties            73,851      137,682      353,613      649,693
 Other operating
  expenses             377,931      523,300    1,393,565    1,898,696
 Income tax expense
  (benefit)            247,669       91,359      546,917      128,371
                   ------------ ------------ ------------ ------------
   Total other
    expenses           699,451      752,341    2,294,095    2,676,760

Preferred stock
 dividends expense     226,275      226,275      905,101      905,101
                   ------------ ------------ ------------ ------------
Net income            $455,202     $138,936   $1,415,383     $703,165
                   ============ ============ ============ ============

STATEMENTS OF
 OPERATIONS -
 COMBINED
-------------

Net income (loss):
   Consumer
    Products         $(251,616) $(2,508,656) $(2,969,985) $(4,463,641)
   Financial
    Services           455,202      138,936    1,415,383      703,165
                   ------------ ------------ ------------ ------------
Net income (loss)
 available to
 common
 shareholders         $203,586  $(2,369,720) $(1,554,602) $(3,760,476)

Income (loss)
 Earnings Per Share
 - Basic                 $0.05       $(0.64)      $(0.42)      $(1.01)
Income (loss)
 Earnings Per Share
 - Diluted               $0.05       $(0.64)      $(0.42)      $(1.01)
Average shares
 outstanding -
 Basic               3,727,589    3,727,589    3,727,589    3,727,589
Average shares
 outstanding -
 Diluted             3,727,589    3,727,589    3,727,589    3,727,589




    CONTACT: The Middleton Doll Company
             Craig Bald, 262-369-7999